EXHIBIT 1

                    INFORMATION CONCERNING REPORTING PERSONS
                   AND THEIR EXECUTIVE OFFICERS AND DIRECTORS

Except as otherwise indicated below, all persons named in this Exhibit 1 are French citizens or entities organized under the laws of France.

1.       MR. VINCENT BOLLORE
         Principal Business Address:
         Tour Bollore
         31/32 quai de Dion Bouton,
         92800 Puteaux, France.

         Principal Occupation:    President of the Bollore Group.

2.       BOLLORE MEDIAS INVESTISSEMENTS (BMI)

         BMI is ultimately controlled by Mr. Vincent Bollore.

         Principal Business Address:
         Tour Bollore
         31/32 quai de Dion Bouton
         92800 Puteaux, France

         Principal Business:      Holding and acquisition of interests
                                  in companies.

         Chief Executive Officer: Mr. Marc Bebon.

3.       BOLLORE INVESTISSEMENT (BI)

         BI is ultimately controlled by Mr. Vincent Bollore.

         Principal Business Address:
         Tour Bollore
         31/32 quai de Dion Bouton
         92800 Puteaux, France

         Principal Business:  Holding and acquisition of interests in companies.

         Directors and Executive Officers of Bollore Investissement:

                  Chairman:       Mr. Vincent Bollore

                  Chief Executive Officer:  Mr. Cedric de Bailliencourt.

                  Vice Chairman:  Comte Edouard de Ribes

                                     Principal Business Address:
                                     Tour Bollore
                                     31/32 quai de Dion Bouton
                                     92800 Puteaux, France

                                     Principal Occupation: Vice President of
                                     Bollore Investissement

                                     Ordinary Shares beneficially owned:  39,700


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                  Vice Chairman:  Mr. Antoine Bernheim*

                                     Principal Business Address:
                                     121 boulevard Haussmann
                                     75008 Paris, France

                                     Principal Occupation:  President and
                                     Director of Assicurazioni Generali S.p.A.

                  Directors:      AGF Holding*

                                     Principal Business Address:
                                     87 rue de Richelieu
                                     75002 Paris, France

                                     Principal Business: Holding and acquisition of interests in companies, notably in the insurance business.

                                  Bollore Participations

                                     Principal Business Address:
                                     Odet
                                     29500 Ergue Gaberic, France

                                     Principal Business: Holding and acquisition of interests in companies.

                                  Mr. Jean-Louis Bouquet

                                     Principal Business Address:
                                     Tour Bollore
                                     31/32 quai de Dion Bouton
                                     92800 Puteaux, France

                                     Principal Occupation: Chairman of the Board of Batscap.

                                     Ordinary Shares beneficially owned:  100

                                  Financiere V

                                     Principal Business Address:
                                     Odet
                                     29500 Ergue Gaberic, France

                                     Principal Business: Holding and acquisition of interests in companies.

                                  Groupama SA*

                                     Principal Business Address:
                                     8/10 rue d'Astorg
                                     75413 Paris 08, France

                                     Principal Business: Insurance.

                                  Mr. Denis Kessler*

                                     Principal Business Address:
                                     1 avenue du General de Gaulle
                                     92074 La Defense cedex, France


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                                     Principal Occupation:  Chairman and Chief
                                     Executive Officer of SCOR.

                                     Ordinary Shares beneficially owned:  1,000

                                  Mr. Michel Renault*

                                     Principal Business Address:
                                     88 rue de Tocqueville
                                     75017 Paris, France

                                     Principal Occupation: Directors of
                                     companies.

                                  Mr. Jean-Paul Parayre*

                                     Principal Business Address:
                                     130 rue deSilly
                                     92100 Boulogne, France

                                     Principal Occupation: President of the
                                     Supervisory Board of Vallourec.

                                  Mr. Olivier Roussel*

                                     Principal Business Address:
                                     17 rue du Colisee
                                     75008 Paris, France

                                     Principal Occupation: President of ACOR
                                     SAS.

         * Independent director or independent company

4.       MR. MARC BEBON
         Principal Business Address:
         Tour Bollore
         31/32 quai de Dion Bouton,
         92800 Puteaux, France.

         Principal Occupation:    Treasurer Manager of the Bollore Group.

5.       MR. CEDRIC DE BAILLIENCOURT
         Principal Business Address:
         Tour Bollore
         31/32 quai de Dion Bouton,
         92800 Puteaux, France.

         Principal Occupation:    Chief Executive Officer of Bollore
                                  Investissement.

6.       MR. THIERRY MARRAUD
         Principal Business Address:
         Tour Bollore
         31/32 quai de Dion Bouton,
         92800 Puteaux, France.

         Principal Occupation:    Finance Director of the Bollore Group.